                                                       Contract No. C 9812 29081


                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                         Under 17 C.F.R. Sections 200.80(b)(4),
                                                             200.83 and 230.406


                                    AGREEMENT

                                       for

                               Consulting Services

                                     between

                    Sempra Energy Information Solutions, LLC

                                       and

                         Transnational Partners II, LLC



                             Acknowledgment Copy

                               TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----
1. SCOPE ..................................................................  1
2. COMMENCEMENT AND COMPLETION OF WORK ....................................  1
3. REPRESENTATIVES ........................................................  1
4. RESPONSIBILITY OF CONTRACTOR ...........................................  2
5. MONITORING .............................................................  2
6. CHANGES ................................................................  2
7. DELAYS .................................................................  2
8. OWNERSHIP OF INTELLECTUAL PROPERTY AND MATERIAL ........................  3
9. REPORTS ................................................................  3
10. SUBCONTRACTORS ........................................................  4
11. COMPENSATION ..........................................................  4
12. PAYMENT ...............................................................  4
13. AUDIT .................................................................  5
14. TAXES .................................................................  6
15. INDEPENDENT CONTRACTOR ................................................  6
16. WARRANTY ..............................................................  7
17. INSURANCE .............................................................  7
18. INDEMNITY .............................................................  8
19. GOVERNING LAW .........................................................  9
20. COMPLIANCE WITH LAWS .................................................. 10
21. TERMINATION ........................................................... 10
22. LIENS ................................................................. 10
23. ASSIGNMENT ............................................................ 11
24. EQUAL EMPLOYMENT OPPORTUNITY .......................................... 11
25. CALENDAR YEAR 2000 COMPLIANCE ......................................... 11
26. NONWAIVER ............................................................. 11
27. DISPUTES .............................................................. 11
28. NOTICES OR DEMANDS .................................................... 12
29. CONFIDENTIALITY ....................................................... 12
30. TIME OF ESSENCE ....................................................... 14
31. VALIDITY .............................................................. 14
32. SURVIVAL .............................................................. 14
33. NO ORAL MODIFICATIONS ................................................. 14
34. CAPTIONS .............................................................. 15
35. COUNTERPARTS .......................................................... 15
36. AUTHORITY ............................................................. 15
37. JOINT AND SEVERAL LIABILITY ........................................... 15
38. COMPLETE AGREEMENT .................................................... 15


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Schedule A: Technical Services Scope of Work
Schedule B: Subcontractors List
Schedule C: Compensation
SCHEDULE D: Work Authorization
SCHEDULE E: Time Cards
SCHEDULE F: Travel Guidelines


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                    SEMPRA ENERGY INFORMATION SOLUTIONS, LLC.
                              San Diego, California

                          TECHNICAL SERVICES AGREEMENT

     This Technical Services Agreement ("Agreement") is made effective as of January 1, 1999 between Sempra Energy Information Solutions, LLC (SEIS) and Transnational Partners II, LLC ("Contractor").

The Parties hereby agree as follows:

     1. SCOPE

          Contractor shall perform, at its own proper cost and expense, in the most substantial and skillful manner, to the satisfaction of SEIS, the following generally described Technical Services (hereinafter, the "Services"):

               Business planning and operations support services.

The Services, including the scope of work, specifications, schedule of milestones and deliverables, and performance standards, are more fully described in Schedule A: Technical Services Scope of Work, hereinafter, the "Scope of Work", attached hereto and made a part hereof by this reference.

     2. COMMENCEMENT AND COMPLETION OF WORK

          This Agreement shall commence upon execution by the parties and shall be in full force and effect through December 31, 1999, and may be extended for additional one year terms upon terms to be mutually agreed upon by both parties, unless terminated earlier in accordance with Article 21. Contractor agrees to commence and perform the Services in accordance with the requests of SEIS Representative. The nature of the Services is such that timely performance is critical to the orderly progress of related work and to the operating schedule of SEIS

     3.   REPRESENTATIVES

          3.1. SEIS Representative: Dale Kelly-Cochrane

               SEIS designates, and Contractor accepts, the individual named above as SEIS Representative for all matters relating to Contractor's performance of Services under this Agreement. The actions taken by the SEIS Representative regarding such performance shall be deemed the acts of SEIS. SEIS may, upon written notice to Contractor, pursuant to Article 28 hereof, change the designated Representative.


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

          3.2. Contractor Representative:    David Porreca
                                             10299 Scripps Trail
                                             Suite E229
                                             San Diego, 92131
                                             Phone: 800 568-6100 x2425

               Contractor designates, and SEIS accepts, the individual named above as Contractor Representative for all matters relating to Contractor's performance of Services under this Agreement. The actions taken by Contractor Representative shall be deemed the acts of Contractor.

     4. RESPONSIBILITY OF CONTRACTOR

          Contractor shall perform the Services in accordance with established professional and business standards and ethics. All Services shall conform to the Scope of Work and performance standards set forth in the Scope of Work. Contractor shall remedy any and all deficiencies in its Services which result from Contractor's failure to adhere to the Scope of Work.

     5. MONITORING

          All Services performed by Contractor shall be subject to the monitoring and approval of SEIS at all times, but such right of monitoring or actual approval of Services shall not relieve Contractor of responsibility for the proper performance of the Services. Contractor shall provide to SEIS or SEIS's designee access to Contractor's facility or facilities where the Services are being performed and sufficient, safe and proper work conditions for such inspection and Contractor shall furnish to SEIS such information concerning its operations or the performance of the Services as SEIS shall reasonably request.

     6. CHANGES

          6.1. Either party may initiate a request for a change in this Agreement by advising the other Party of the change in writing. As soon as practicable after notice of such request, Contractor shall prepare and forward to SEIS in writing the proposed changes in this Agreement.

          6.2. If the parties fail to agree on an Amendment to this Agreement ("Amendment") relating to a proposed change, SEIS reserves the option to retain others to provide the Services subject to the change order.

          6.3. Contractor shall implement a change in this Agreement only after Contractor has received a written Amendment executed by an authorized procurement agent or officer of SEIS All changes shall be performed under the Terms and Conditions of this Agreement. Contractor hereby expressly waives any compensation, reimbursement of expenses and any other right to receive payment with respect to any change NOT authorized by a written Amendment to this Agreement.


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

     7. DELAYS

          Contractor shall notify SEIS in writing immediately of any delay, or anticipated delay in Contractor's performance of this Agreement due to causes or circumstances beyond the reasonable control of Contractor, and the reason for and anticipated length of the delay. SEIS may extend the date of performance for a period equal to the time lost by reason of the delay if SEIS, in its sole judgment, determines that the delay is due to causes or circumstances beyond the reasonable control of Contractor. Contractor shall NOT be eligible under any circumstances for additional compensation due to any such extension of time. Any extension to the contract term or milestone schedule pursuant to this Article, shall be documented by a written Amendment to this Agreement.

     8. OWNERSHIP OF INTELLECTUAL PROPERTY AND MATERIAL

          8.1. Any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, development or discovery (hereinafter, collectively, "Invention"), whether or not patentable, or copyrightable, or entitled to legal protection as a trade secret or otherwise, that Contractor may conceive, make, develop, create, reduce to practice, or work on in whole or in part, in the course of performing the Services shall be owned by SEIS and shall be delivered to SEIS upon completion of the Services. Contractor agrees that any copyrightable Invention shall constitute a "work made for hire." Contractor hereby assigns to SEIS, without royalty or any further consideration, Contractor's entire right, title and interest in and to any such Inventions.

          8.2. Contractor hereby grants to SEIS an irrevocable, assignable, nonexclusive royalty-free unrestricted license to use, copy, distribute and make derivatives of any proprietary rights, specialized knowledge, or software of Contractor or any subcontractor that are part of any work product furnished by Contractor to SEIS under this Agreement for SEIS's and its affiliates' use. Prior to furnishing to SEIS any proprietary rights of Contractor or any subcontractor, Contractor shall inform SEIS in writing of its plan to provide such rights and shall describe such rights in sufficient detail so that SEIS can understand that the scope of the rights claimed by Contractor.

          8.3. If requested by SEIS, Contractor agrees to take all actions necessary, at SEIS's sole cost and expense, to obtain, maintain or enforce patents, copyrights, trade secrets and other proprietary rights in connection with any Invention, and Contractor agrees that its obligations under this Article shall continue beyond the termination or completion of this Agreement.

          8.4. Any and all material and information prepared, accumulated or developed by Contractor, any subcontractor or their respective employees, including, without limitation, documents, drawings, calculations, maps, plans, estimates, specifications, sketches, notes, reports, summaries, data models and samples, source code, object code, object libraries, and development tools, to the extent SEIS may determine (hereinafter, collectively, the "Material"), shall become the property of SEIS when prepared or in process, whether or not delivered by Contractor. Contractor shall deliver the Material, together with any other materials furnished to


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Contractor by SEIS hereunder, to SEIS upon request, and, in any event, upon termination or completion of this Agreement.

          8.5 Contractor agrees that during the term of this Agreement and for a period of eighteen (18) months following its expiration or termination, Contractor will not provide any consulting services to any gas or electric utility, any utility holding company, or any regulated or unregulated subsidiary of a utility holding company, any power marketer or any other company that provided energy information or energy purchasing related products or services in the United States, unless that entity is a wholly or partially owned direct or indirect subsidiary (i.e. at least 10% voting and beneficial membership) of Sempra Energy.

          8.6 Prior to working on any customized software, Contractor shall identify in writing to SEIS any third party development tools, (whether or not commercially available), compilers, libraries or other source code to be embedded in, used in the development of and/or necessary for the maintenance of any customized software written by Contractor or any subcontractor in accordance with Schedule A. In addition, prior to working on the project, Contractor shall inform SEIS of the cost of procuring a perpetual royalty-free license to use, modify, translate and create derivatives of the third party source code as part of the SEIS software, the cost of obtaining a run-time executable license to the third party software and the cost of development tools (whether or not commercially available). If SEIS approves the project in accordance with SCHEDULE A, then Contractor shall be responsible for initiating and assisting SEIS in the procurement, in the name of SEIS, of any third party license required to enable SEIS to maintain, enhance and create derivatives of its customer software, and, in the case of any business line software, to enable SEIS or its affiliates to sublicense SEIS's software (with the embedded third party code) on a shrink wrap basis.

     9. REPORTS

          Contractor shall provide periodic status reports as requested by SEIS Representative. Reports shall make periodic comparisons of the Services rendered to date against the Scope of Work, including any milestones and costs. Such reports shall include an explanation of any significant variations, an identification of any potential or known developments which may impact SEIS, and any corrective actions implemented.

     10. SUBCONTRACTORS

          Contractor shall at all times be responsible for the acts and omissions of subcontractors and individuals directly or indirectly employed by them. Contractor shall be responsible for performance of all the Services, whether performed by Contractor or its subcontractors. This Agreement shall NOT give rise to any contractual relationship between SEIS and a subcontractor of Contractor. SEIS shall NOT undertake any obligation to pay or to be responsible for the payment of any sums to any subcontractor. Contractor acknowledges that the vendors supplying hardware, software, software development services and integration services to SEIS shall not be subcontractors of Contractor. The only subcontractors of Contractor shall be consultants retained by Contractor with prior approval of SEIS to provide technical and consulting services to SEIS under this Agreement.


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

     11. COMPENSATION

          Contractor hereby agrees to accept as full compensation for satisfactory performance of the Services as described in Article 1 and Schedule
A. The compensation that is outlined in Schedule C: Compensation. Payments shall be made at the times and in the manner specified in Article 12.

     12. PAYMENT

          12.1. Contractor shall invoice SEIS in accordance with the hourly rates set forth in SCHEDULE C -COMPENSATION. Invoices shall be submitted monthly, with the beginning of the pay period being a Monday and the end of the pay period being on a Friday. Invoices shall include at a minimum the Contract Number, Work Authorization Number, Contractor's employee name, hours worked per pay period, hourly rate and extended amount for each of Contractor's employees, and the total amount due for the pay period. Contractor shall have complete support documentation of all charges incurred, including weekly time sheets as described in SCHEDULE E - WEEKLY TIME CARD, any data required to calculate fees or variable rate charges, plus receipts for reimbursable expenses in amount equal to or greater than $25.00 per item and a breakdown by category.

          12.2. SEIS may withhold payment of the whole or part of any amount due or claimed to be due by Contractor to such extent as may be necessary to protect SEIS from loss on account of any of the following:

               12.2.1. Defective Services NOT remedied.

               12.2.2. Third party claims filed or reasonable evidence indicating probable filing of such claims.

               12.2.3. Failure of Contractor to make payment promptly to its employees, suppliers or subcontractors.

               12.2.4. Damage caused by Contractor to others and/or SEIS; or

               12.2.5. A good faith dispute as to the achievement of a milestone or the calculation of the amount invoiced.

          12.3. Contractor shall submit invoices in duplicate in a format approved by SEIS and as set forth in this Article to:

          Originals to:     Sempra Energy
                            Attention: Affiliate Accounting-Mike Shaffer
                            P.0. Box 129007
                            San Diego, CA 92112-9007


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          Copy to:          Sempra Energy
                            101 Ash St., HQ-02
                            San Diego CA, 92101
                            Attention: Clyde Parks

          12.4. SEIS shall make payment within thirty (30) days after receipt and approval of invoice.

     13. AUDIT

          13.1. SEIS reserves the right to designate its own employee representative(s) or its contracted representative with a certified public accounting firm, who shall have the right to audit and to examine any cost, payment, settlement or supporting documentation resulting from any Services performed on this Agreement. Any such audit(s) shall be undertaken by SEIS or its contracted representative at reasonable times and in conformance with generally accepted auditing standards. Contractor agrees to fully cooperate with any such audit(s).

          13.2. Contractor shall include a similar clause in its agreements with its subcontractors reserving the right to designate Contractor's own employee representative(s), its contracted representative from a certified public accounting firm, and representative(s) from SEIS, who shall have the right to audit and to examine any cost, payment, settlement or other supporting documentation resulting from any item set forth in its agreements.

          13.3. Contractor shall be notified in writing of any exception taken as a result of an audit of Contractor or a subcontractor. Contractor shall refund the amount of any exception to SEIS within ten (10) days. If Contractor fails to make such payment, Contractor agrees to pay interest, accruing monthly, at a rate of 10% per annum. Interest will be computed from the date of written notification of exception(s) to the date Contractor reimburses SEIS for any exception(s). In the event an audit verifies overcharges of five percent (5%) or more, then Contractor shall reimburse SEIS for the cost of the audit.

          13.4. This right to audit shall extend for a period of two (2) years following the date of final payment under this Agreement. Contractor and each subcontractor shall retain all necessary records/documentation for the entire length of this audit period.

     14. TAXES

          14.1. Contractor assumes exclusive liability for and shall pay before delinquency, all federal, state or local sales, use, excise and other taxes, charges or contributions imposed on, or with respect to, or measured by the equipment, materials, supplies or labor furnished hereunder or the wages, salaries or other renumerations paid to individuals employed in connection with the performance of the Services. Provided that the conditions of indemnification as set forth in Article 18 are satisfied, Contractor shall hold harmless, indemnify and defend SEIS, together with any and all its officers, directors, agents and employees from any liability, penalty, interest and expense by reason of Contractor's failure to pay such taxes, charges or contributions. Contractor and SEIS shall cooperate with each other to minimize the tax liability of both parties to the extent legally permissible, including separately stating taxable


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charges on Contractor's invoices and supplying resale and exemption certificates, if applicable, and other information as reasonably requested.

          14.2. Without limiting the generality of the foregoing, Contractor agrees to treat all individuals performing services under the Agreement as employees of the Contractor for purposes of Federal and State employment taxes. No exceptions are permitted under this section without a written Amendment to this Agreement prior to an individual performing any Services under this Agreement.

          14.3. Without limiting any of the provisions of Article 14, Contractor agrees that, at any time during the performance of this Agreement, SEIS shall have the right to audit Contractor's compliance with the requirement stated in
Article 14.2 that Contractor treat all individuals performing Services under this Agreement as employees of Contractor for Federal and State employment tax purposes. Such audit shall occur at reasonable times with Contractor's full cooperation.

     15. INDEPENDENT CONTRACTOR

          15.1. It is agreed that Contractor shall perform the Services under this Agreement as an independent contractor and no principal-agent or employer-employee relationship or joint venture or partnership shall be created with SEIS

          15.2. Contractor represents to SEIS that it and its subcontractors are properly licensed, insured, fully experienced and properly qualified to perform the class and type of the Services as specified in this Agreement, in addition to being properly equipped, organized, staffed and financed to handle such Services.

          15.3. Contractor shall perform the Services in an orderly and workmanlike manner, enforce strict discipline and order among its personnel, and shall NOT employ on the Services any personnel unskilled in the work assigned.

          15.4. Contractor shall use prudent business practices in its relationships with suppliers and subcontractors.

          15.5. Contractor shall NOT engage in any advertising, publicity or other promotional activities which in any way directly or indirectly refers to this Agreement, unless approved in writing by SEIS.

     16. WARRANTY

          Contractor expressly warrants that, from the date of the Agreement and for twelve (12) months after which the last Services are performed under this Agreement by Contractor, all the Services performed hereunder shall be in compliance with the performance standards and specifications set forth in the Scope of Work and the terms of this Agreement. Any Services furnished hereunder failing to meet such standards shall be repeated or corrected, at no charge to SEIS Additionally, Contractor shall reimburse SEIS for any and all damages and repair costs resulting from, or due to, any deficiencies in the Services provided by Contractor.


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Any software deliverable will include the warranty set forth in and other wise be subject to the terms and conditions identical to those set forth in Schedule A Section 8 of the Technical Searches Agreement between Contractor and Enova Corporation dated, January 1, 1997.

     17. INSURANCE

          Insurance requirements set forth below do not in any way limit the amount or scope of liability of Contractor under this agreement. The amounts listed indicate only the minimum amounts of insurance coverage SEIS is willing to accept to help insure full performance of all terms and conditions of this agreement. All insurance required of Contractor under this agreement shall meet the following minimum requirements: and shall be on a occurrence basis not be on a claims made basis.

          17.1. CERTIFICATES, NOTICE OF CANCELLATION. On or before the effective date of this agreement, and thereafter during its term, Contractor shall provide SEIS with current certificates of insurance, executed by a duly authorized representative of each insurer, as evidence of all insurance policies required under this Article 17. No insurance policy may be canceled, materially revised, or non-renewed without at least thirty (30) days prior written notice being given to SEIS Insurance must be maintained without lapse in coverage during the term of this agreement. SEIS shall also be given certified copies of Contractor's policies of insurance, upon request.

          17.2. ADDITIONAL INSURED. SEIS shall be named as an additional insured in each general liability policy. Such general liability insurance shall provide a severability of interest or cross-liability clause.

          17.3. PRIMARY COVERAGE. The required policies, and any of Contractor's policies providing coverage excess of the required policies, shall provide that the coverage is primary for all purposes and Contractor will not seek any contribution from any insurance or self-insurance maintained by SEIS

          17.4. COMPANY RATINGS. All required policies of insurance must be written by companies having an A. M. Best rating of "A-" or better, or equivalent.

          17.5. DEDUCTIBLE: RETENTIONS. Contractor shall be solely responsible for any deductible or self-insured retention on insurance required hereunder.

          17.6. REQUIRED INSURANCE. At all times during this agreement, Contractor shall provide and maintain, at its own expense, the following types of insurance:

               17.6.1. GENERAL LIABILITY INSURANCE. Contractor shall maintain an occurrence form commercial general liability policy, or policies, including coverage for sudden and accidental pollution liability on land and on water, insuring against liability arising from bodily injury, property damage, personal and advertising injury, independent contractors liability, products and completed operations and contractual liability. Such coverage shall be in an amount of not less than $1,000,000 combined single limit per occurrence.


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               17.6.2. AUTOMOBILE LIABILITY INSURANCE. In the event that
automobiles are used in connection with Contractor's performance of this agreement, Contractor shall maintain an automobile liability policy or policies insuring against liability for damages because of bodily injury, death, or damage to property, (including loss of use thereof), and occurring in any way related to the use, loading or unloading of any of Contractor's automobiles (including owned, hired and non-owned vehicles). Coverage shall be in an amount of not less than $1,000,000 each accident.

               17.6.3. WORKERS' COMPENSATION INSURANCE. In accordance with the laws of the State or States in which the work will be performed, Contractor shall maintain in force workers' compensation insurance for all of its employees. If applicable, Contractor shall obtain U.S. Longshoremen's and Harbor Workers compensation insurance, separately, or as an endorsement to workers' compensation insurance. Contractor shall also maintain employer's liability coverage in an amount of not less than $1,000,000 per accident and per employee for disease. In lieu of such insurance, Contractor may maintain a self-insurance program meeting the requirements of the State or States in which the work will be performed along with the required employees liability insurance.

               17.6.4 PROFESSIONAL LIABILITY INSURANCE Intentionally omitted.

          17.7. WAIVER OF SUBROGATION. Each policy of property, general liability and automobile (including automobile physical damage) insurance maintained by Contractor shall contain a waiver of subrogation in favor of SEIS.

     18. INDEMNITY

          18.1. As between SEIS and Contractor, Contractor shall be solely liable for and Contractor shall indemnify, defend and hold SEIS, and its present and future direct or indirect parent company(ies), subsidiaries, affiliates, divisions and their respective directors, officers, shareholders, employees, agents, representatives, successors and assigns harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys' fees and disbursements) of any kind whatsoever resulting from (1) injuries to or death of any and all individuals, including, without limitation, members of the general public, or any employee, agent, independent contractor or consultant or affiliate of either SEIS or Contractor, arising out of or connected in any manner with the performance of Services, whether or not the conduct of Contractor or any subcontractor was tortious and whether or not SEIS's tortious conduct contributed to the injuries or death, (2) damage to, loss, and/or destruction of property, including, without limitation, to, property of SEIS or Contractor arising out of or connected in any manner with the performance of Services, whether or not the conduct of Contractor or any subcontractor was tortious and whether or not SEIS's tortious conduct contributed to the property damages, (3) third party claims of any kind, whether based upon negligence, strict liability or otherwise, arising out of or in connected in any manner to Contractor's or any of its subcontractor's acts or omissions in breach of this Agreement, or (4) Contractor's failure to comply with Article 20 hereunder. The indemnification obligation shall not apply to the extent that injuries, death, loss, damage or destruction is caused by the willful misconduct of SEIS, its agents or employees, or SEIS's sole negligence.


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          18.2. Contractor shall indemnify, defend and hold SEIS, and its present and future direct or indirect parent company(ies), subsidiaries, and affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys' fees and disbursements) of any kind whatsoever arising from (1) actual or alleged infringement or misappropriation by Contractor or any subcontractor of any patent, copyright, trade secret, trademark, service mark, trade name, or other intellectual property right in connection with the Services, including without limitation, any deliverable, (2) Contractor's violation of any third party license to use intellectual property in connection with the Services, including, without limitation, any deliverable.

          18.3. If any claim is brought against SEIS, then Contractor shall be entitled to participate in, and, unless in the opinion of counsel for SEIS a conflict of interest between SEIS and Contractor may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to SEIS If Contractor does not assume the defense of SEIS, or if a conflict precludes Contractor from assuming the defense, then Contractor shall reimburse SEIS on a monthly basis for SEIS's defense through separate counsel of SEIS's choice. Even if Contractor assumes the defense of SEIS with acceptable counsel, SEIS, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving Contractor of any of its obligations hereunder.

          18.4. Contractor's obligation to indemnify indemnities under this Article shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor under any Worker's Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

     19. GOVERNING LAW

          The formation, interpretation and performance of this Agreement shall be governed by the internal laws of the State of California.

     20. COMPLIANCE WITH LAWS

          Contractor hereby represents that it and its subcontractors are and at all times shall be familiar with, and at all times during performance of the Services shall comply with and observe, all applicable federal, state and local laws, ordinances, rules, regulations, executive orders, all applicable safety orders and all orders or decrees of administrative agencies, courts or other legally constituted authorities having jurisdiction or authority over Contractor, SEIS or the Services.

     21. TERMINATION

          21.1. Contractor agrees that if (1) Contractor abandons the Services, or (2) Contractor shall become bankrupt or insolvent, or shall assign this Agreement, or sublet any part thereof, without the written authorization of SEIS, or (3) Contractor, in the sole opinion of SEIS Representative, violates any of the provisions of this Agreement, or executes this Agreement in bad faith, or (4) Contractor, in the sole opinion of the SEIS Representative is not performing the

Services in accordance with the terms of this Agreement, SEIS may notify Contractor, pursuant to Article 28, to discontinue all or any part of the Services and Contractor shall thereupon discontinue the Services or such parts thereof. SEIS shall thereupon have the right to continue and complete the Services or any part thereof, by contract or otherwise, and Contractor shall be liable to SEIS for any and all loss, damage, penalties and excess cost incurred by SEIS in completing the Services caused by Contractor's failure to execute the requirements of this Agreement. The remedies herein shall be inclusive and additional to any other remedies in law or equity, and no action by SEIS shall constitute a waiver of any such right or remedy.

          21.2. It is also expressly agreed that SEIS shall have the right to terminate this Agreement, or any part thereof, at any time for its sole convenience upon 30 days' written notice, pursuant to Article 28, to Contractor and payment of termination charges as set forth in Schedule C, if applicable. Contractor shall fully justify and document to SEIS any termination charges so claimed. In no event shall Contractor be entitled to payment for any Services which has NOT been authorized by SEIS, or is NOT yet performed, or any anticipated profits for any Services that have not been authorized or performed.

          21.3. Payment of termination charges shall occur within thirty (30) days of receipt of Contractor's written submittal of charges and justification to SEIS's satisfaction. SEIS shall have the right to review and verify by independent audit, any termination charges claimed by Contractor prior to payment.

     22. LIENS

          Without limiting the generality of Article 18, Contractor shall indemnify, defend, and hold SEIS, and its present and future direct or indirect parent company(ies), subsidiaries, affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any mechanics lien or stop notice claim against SEIS by Contractor, subcontractors, employees or agents pertaining to the Services specified in this Agreement.

     23. ASSIGNMENT

          Contractor shall give personal attention to the execution of the Services herein provided for, and shall NOT assign this Agreement, nor employ any subcontractor for the execution of the same or any part thereof, without prior written authorization of SEIS No such written authorization, however, shall be construed as discharging or releasing Contractor in any way from the performance of the Services or the fulfillment of any obligation specified in this Agreement. Contractor shall remain jointly and severally liable with any assignee of its rights or obligations.

     24. EQUAL EMPLOYMENT OPPORTUNITY

          If this Agreement is subject to Executive Order 11246 of September 24, 1965, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans' Readjustment Act of 1974, Contractor agrees to comply with the equal employment opportunity clauses set out at 41 CFR 60-1.4 and the requirements for affirmative action for veterans and disabled persons set out at 41 CFR 60-250.4 and 60-741.4, respectively, which clauses are incorporated herein by reference with the same force and effect as if stated in full text.

     25. CALENDAR YEAR 2000 COMPLIANCE

          Contractor represents, warrants and reports that the systems utilized by Contractor in the performance of Services for SEIS shall exhibit calendar Year 2000 Compliance. Year 2000 compliance shall mean the capability to (1) manage and manipulate data involving all dates subsequent to, prior to and including the calendar year 2000, including single-century and multi-century formulas, and will not cause an abnormally ending (ABEND) scenario within the application, or result in incorrect values generated involving such dates; (2) ensure that all date-related functions, including generated code, will include the indication of century; and (3) convert between date representations (such as YYMMDD, Julian and Gregorian). Failure of Contractor to be Year 2000 compliant shall NOT in any way excuse Contractor from the duty to perform its obligations hereunder.

     26. NONWAIVER

          The failure of SEIS to insist upon or enforce, in any instance, strict performance by Contractor of any of the terms of this Agreement or to exercise any rights herein conferred shall NOT be construed as a waiver or relinquishment to any extent of its right to assert, or rely upon any such terms or rights on any future occasion. No waiver shall be valid unless stated in writing as set forth in Article 28.

     27. DISPUTES

          27.1. Any dispute that cannot be resolved between Contractor Representative and SEIS Representative shall be referred to Sempra Energy Director Procurement and an officer of Contractor for resolution. If SEIS and Contractor cannot reach an agreement within a reasonable period of time, SEIS and Contractor shall have the right to pursue litigation as provided for herein.

          27.2. In the event of any litigation to enforce or interpret any terms of this Agreement, the parties agree that such action will be brought in the Superior Court of the County of San Diego, California (or, if the federal courts have exclusive jurisdiction over the subject matter of the dispute, in the U.S. District Court for the Southern District of California), and the parties hereby submit to the exclusive jurisdiction of said court.

          27.3. In any action in litigation to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses, (including expert testimony) and reasonable attorneys fees incurred therein by the prevailing party.

          27.4. In no event shall the litigation of any controversy or the settlement thereof delay the performance of this Agreement.

     28. NOTICES OR DEMANDS

          Any notice, request, demand or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee if made in writing and (1) if personally delivered; (2) three days after deposit in the mails if mailed by certified or registered air mail, post prepaid, with a return receipt requested; or (3) if sent by facsimile with confirmation sent as provided in (2) above. All correspondence shall reference the contract number shown on the cover page of this document. Mailed notices and facsimile notices shall be addressed as follows to:

               Sempra Energy Information Solutions, LLC:
                             101 Ash Street (HQ-17)
                             San Diego, CA 92101
                             Attention: Dale Kelly-Cochrane
                             Contract No C 9812 29081

               Contractor:   Transnational Partners II, LLC
                             10299 Scripps Trail
                             Suite E229
                             San Diego, 92131
                             Phone: 800 568-6100 x 2425
                             Facsimile No: 619 271-5878
                             Attention: David Porreca, President

     29. CONFIDENTIALITY

          29.1. Definitions. For purposes of this Agreement, the term "Confidential Information" means proprietary information concerning the business, operations and assets of SEIS, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries, including, without limitation, information or materials prepared in connection with this agreement or any related subsequent agreement, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential Information shall not include (1) information known to Contractor or a Representative prior to obtaining the same from SEIS; (2) information in the public domain at the time of disclosure by Contractor; (3) information obtained by Contractor or a Representative from a third party who did not receive same, directly or indirectly, from SEIS; or (4) information approved for release by written authorization of an authorized officer of SEIS For purposes of this Agreement, Representatives means collectively each of Contractor's directors, officers, employees, agents, advisors or affiliates.

          29.2. LIMITED USE; NONDISCLOSURE. Contractor hereby agrees that it shall use the Confidential Information solely for the purpose of providing support for SEIS and its affiliates and not in any way detrimental to SEIS, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries. Neither Contractor nor its Representatives shall use the Confidential Information for their own benefit. Contractor agrees to use the higher of the same degree of care it uses with respect to its own proprietary or confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of the Confidential Information. Except as otherwise provided herein, Contractor and its Representatives shall keep confidential and not disclose the Confidential Information. Contractor shall cause each of its Representatives to become familiar with, and abide by, the terms of this Agreement.

          29.3. COURT OR ADMINISTRATIVE ORDER. Notwithstanding the provisions of
Article 29 above, Contractor and its Representatives may disclose any of the Confidential Information in the event, but only to the extent, that, based upon advice of counsel, it is required to do so by the disclosure requirements of any law, rule, or regulation or any order, decree, subpoena or ruling or other similar process of any court, governmental agency or governmental or regulatory authority. Prior to making or permitting any of its Representatives to make such disclosure, Contractor shall provide SEIS with prompt written notice of any such requirement so that SEIS (with Contractor's assistance) may seek a protective order or other appropriate remedy.

          29.4. PUBLICITY. SEIS hereby grants Contractor the right to make known to other potential clients the general nature of the work provided to SEIS, and the name of the SEIS Representative. However, Contractor and its Representatives shall not, without the prior written consent of SEIS, disclose to any person (1) the fact that the Confidential Information has been made available to Contractor or its Representatives or (2) any information regarding the ongoing discussions and negotiations between the parties, including the fact that such discussions and negotiations are occurring; PROVIDED, however, that Contractor and its Representatives may disclose the information described in clauses (1) and (2) above if such disclosure is required under any of the circumstances described in
Article 0 above, in which case the procedures specified therein with respect to such disclosure shall apply.

          29.5. DOCUMENT RETENTION. At any time upon the request of SEIS, Contractor shall promptly deliver to SEIS or destroy (with such destruction to be certified to SEIS) all documents (and all copies thereof, however stored) furnished to or prepared by Contractor and its Representatives that contain Confidential Information and all other documents in Contractor's possession that contain or that are based on or derived from Confidential Information.

          29.6. SURVIVAL. Notwithstanding the return or destruction of all or any part of the Confidential Information, the confidentiality provisions set forth in this agreement shall nevertheless remain in full force and effect with respect to specific Confidential Information until the date that is two years after the date of disclosure of such Confidential Information.

          29.7. REMEDIES. The parties acknowledge that the Confidential Information is valuable and unique, and that damages would be an inadequate remedy for breach of this Agreement and the obligations of Contractor and the Representatives are specifically enforceable. Accordingly, the parties agree that in the event of a breach or threatened breach of this Agreement by Contractor, SEIS, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries, who shall be third party beneficiaries of this Agreement, shall be entitled to seek an injunction preventing such breach, without the necessity of proving damages or posting any bond. Any such relief shall be in addition to, and not in lieu of, money damages or any other legal or equitable remedy available to SEIS, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries
                                                                     .


     30. TIME OF ESSENCE

          Time is expressly agreed to be of the essence of this Agreement and each, every and all of the terms, conditions and provisions herein.

     31. VALIDITY

          The invalidity, in whole or in part, of any provisions hereof shall NOT affect the validity of any other provisions hereof.

     32. SURVIVAL

          The obligations imposed on Contractor and Contractor's employees by and pursuant to Articles 9, 13, 14, 16, 18, 22 and 27 survive termination of this Agreement.

     33. NO ORAL MODIFICATIONS

          No modification of any provisions of this Agreement shall be valid unless in writing and signed by authorized representatives of the party against whom such modification is sought to be enforced.

     34. CAPTIONS

          The captions in this Agreement are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

     35. COUNTERPARTS

          This Agreement may be executed in counterparts which, taken together, shall constitute a single instrument.

     36. AUTHORITY

          Each individual executing this Agreement on behalf of SEIS and Contractor represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said party and that this Agreement is binding upon said party in accordance with its terms.

     37. THIRD PARTY BENEFICIARIES

          There shall be no third party beneficiaries of this Agreement, except that at the sole election and in the sole discretion of SEIS, except that Sempra Energy shall be a third party beneficiary hereunder, entitled to exercise any remedy available to SEIS.

     38. COMPLETE AGREEMENT

          This Agreement constitutes the complete and entire Agreement between the parties and supersedes any previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. There are no additions to, or deletions from, or changes in, any of the provisions hereof, and no understandings, representations or agreements concerning any of the same, which are NOT expressed herein, unless stated below. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE, PRIOR COURSE OF DEALING

OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT. The following Schedules are attached hereto and incorporated herein by this reference:

SCHEDULE A - TECHNICAL SERVICES SCOPE OF WORK
SCHEDULE 8 - SUBCONTRACTORS LIST
SCHEDULE C - COMPENSATION
SCHEDULE D - WORK AUTHORIZATION
SCHEDULE E - WEEKLY TIME CARD
SCHEDULE F - TRAVEL GUIDELINES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Transnational Partners II, LLC          Sempra Energy Information Solutions, LLC

By: /s/ David P. Porreca                By: /s/ Dale R Kelly-Cochrane
   --------------------------------        -------------------------------------
Name: David P. Porreca                  Name: Dale R Kelly-Cochrane
     ------------------------------          -----------------------------------
Title: Managing Partner                Title:  President
      -----------------------------           ----------------------------------
Date: 1/11/99                           Date: 1/11/99
     ------------------------------          -----------------------------------

                    Sempra Energy Information Solutions, Inc.

                                   SCHEDULE A

                        TECHNICAL SERVICES SCOPE OF WORK

     1 EXECUTIVE MANAGEMENT SUPPORT

     1.1 GENERAL. The contractor shall assist SEIS Executive Management in launching a new IT-Centered Business. In particular, this task is intended to provide SEIS leadership with un-biased, executive-level support to assist the company during its bootstrap phase. This task reflects an extension of the contractor's current work in developing the original SEIS business model with the emphasis now switching from planning to support.

     1.2  REQUIREMENTS

     a) The contractor shall work with SEIS to establish the company's long range products and services vision. The contractor's project director will work as part of the SEIS executive team to develop and form the company's product plans and strategic vision. The contractor will also provide facilitation services and analysis services to support the development of detailed product requirements and marketing plans.

     b) The contractor will assist SEIS in formulating new IT-based business strategies. In particular, the contractor will assist SEIS management in developing new channels of distribution for its Service Bureau and integration consulting services.

     c) The contractor will assist SEIS in the development of new strategic partnerships related to the delivery of its products and services. The contractor's focus in this activity is to assist the company in the selection of partners and in follow-up negotiations relating to marketing alliances, partnering programs, and joint development projects with external organizations.

     d) The contractor shall work with SEIS to incubate its internal sales and marketing staff. Specific contractor activities may include establishing qualifications for positions, developing compensation plans (including commission structures), interviewing candidates, and developing programs. The contractor will provide additional assistance to assist in the creation of standard customer contract templates, sales support procedures, and sales forecast models.

2    SEIS MARKETING AND PRODUCT PLAN DEVELOPMENT SUPPORT

     2.1 GENERAL. The contractor will assist SEIS in the creation of formal product plans and specifications for the company's initial product suite. The contractor will ensure that the plans are in conformance with commercial product standards including detailed requirements and technical specifications, implementation time lines, product delivery methods, and marketing plans. The contractor's focus is to ensure SEIS has a detailed product road map for achieving its business objectives. It is expected that the plans created in this task will result in the development of a product management template that SEIS can maintain internally as its business grows.

     2.2  REQUIREMENTS

     a) The contractor shall assist SEIS in translating its top-level strategic vision into product requirement specifications. This activity is necessary to ensure that all product plans are directly traceable to SEIS business demands. Factors to be considered in this activity are target lines of business, product delivery channels/mechanisms, competitive analysis, and required supporting infrastructure. The translation of these strategic executive business objectives will be used as the foundation for creating formal Sempra Energy Information Solutions product plans.

     b) The contractor will perform competitive analyses with respect to existing and candidate SEIS markets. This information will be used to identify market opportunities and correctly position SEIS products and services. Elements of these analyses include required product functionality, pricing, and delivery models. In addition, the contractor will canvas industry to identify those partners that can augment Sempra Energy Information Solutions' market position.

     c) The contractor will assist SEIS in creating formal plans needed by Sempra Energy Information Solutions to meet its business objectives. Elements of these plans will include specific marketing and sales programs, development plans, and support concepts. The contractor will work in close coordination with Sempra Energy Information Solutions' executive management to ensure that they adequately reflect the company's strategic direction and reflect lessons learned from the actual delivery of products to customers.

3    CUSTOMER PRE-SALES PROJECT SUPPORT

     3.1 GENERAL. It is expected that the contractor will be called upon by Sempra Energy Information Solutions to participate in sales of the company's products and services. The purpose of this task is to provide Sempra Energy Information Solutions with a mechanism for rapidly augmenting its internal direct sales and marketing support staff with minimal contractual burden and long-term employment commitment. In addition, the contractor's participation in sales efforts provides an extra feedback mechanism for incorporating new customer requirements back into SEIS product plans.

     3.2  REQUIREMENTS

     a) The contractor shall provide Business Pre-Sales support. The contractor's focus in this activity is to provide SEIS with business analysis expertise that can be used by SEIS' sales staff in developing specific solutions for customers. Functions to be performed by the contractor may include:

          -    Analysis of customer requirements

          -    Correlate customer requirements with SEIS product solutions

          -    Development of customer proposals (to include pricing)

          - Feedback of business requirements to SEIS product management staff

     b) The contractor shall also provide technical pre-sales support to complement its business pre-sales support activity. The contractor's roles will be to provide technical expertise needed to show how the company's products and services can be accessed and integrated by customers. In addition, the contractor's technical pre-sales staff will assist SEIS in developing implementation plans and detailed work proposals for bringing new SEIS customers on-line. Finally, the contractor will use these sales efforts to support the identification of gaps and near-term solutions and work arounds in SEIS product offerings based on interactions with customers. Finally, the contractor will document these product gaps for delivery to SEIS product management staff.

4    PROJECT MANAGEMENT AND ADMINISTRATION

     4.1 GENERAL. The contractor shall provide on-site management on all TNP project activities to ensure that all of its activities supporting SEIS meet professional standards and timeliness.

     4.2  REQUIREMENTS

     a)   Development and maintenance of project plans
     b)   Development of monthly progress reports
     c)   Coordination of all TNP activities within SEIS
     d)   Support for any SEIS or Sempra Energy contract audits

Authorization of work shall be determined jointly by the contractor and SEIS in each of the above described task areas.

                    Sempra Energy Information Solutions, Inc.

                                   SCHEDULE B

                               SUBCONTRACTORS LIST

The contractor shall identify, in writing to SEIS Representative, any and all subcontractors and their key employees as they are added to specific SEIS support tasks as defined in Schedule A.

                     Sempra Energy Information Solutions, LLC

                                   SCHEDULE C

                                  COMPENSATION

Further definition of Article 11 is as follows:


Contractor shall provide SEIS with business planning and operations support services on a Time and Expense basis that shall not exceed [...***...].

Billing will be on a time and materials basis up to the maximum identified in each Work Authorizations. Current hourly rates for selected personnel are shown herein. Levels and hourly rates for other personnel assigned to a project will be identified in Schedule D - Work Authorization.

Table C-1 defines standard billing rates for all standard TNP labor categories. The rates presented below reflect those charged by TNP to its best customers and are identical to the negotiated rates currently in place between Sempra Energy and TNP.

          ----------------------------------------------------
                     Category                      Hourly Rate
          ----------------------------------------------------
          [...***...]

                           Table C-1. BILLING RATES.

Table C-2 documents total project cost and associated level of effort required to meet the proposed statement of work over the contract's one year duration.

                      *CONFIDENTIAL TREATMENT REQUESTED

     -------------------------------------------------------------------------------------
                Labor                       Hourly         Total              Total Cost
              Category                       Rate          Hours
     -------------------------------------------------------------------------------------
     [...***...]

                  Table C-2. Total Project LaborHours and Cost

Because of the nature of the contract, termination for other than cause will result in a substantial "wind down" provision. In the event Sempra Energy Information Solutions desires to terminate the contract they shall provide TNP with 60 days written notice. Upon termination, a fee equal to the amount listed below will be due. Table 3 establishes termination costs.

          -------------------------------------------------------
          Contract Quarter in which               Termination Fee
          Termination Occurs
          -------------------------------------------------------
          [...***...]

                         Table C-3. Termination Costs.

                      *CONFIDENTIAL TREATMENT REQUESTED

                    SEMPRA ENERGY INFORMATION SOLUTIONS, LLC

                                   SCHEDULE D

                               WORK AUTHORIZATION

                           WORK AUTHORIZATION #______

This signed document represents authorization for Transnational Partners II LLC to commence consulting services against Agreement No. C 9812 29081 dated December 30, 1998 between Transnational Partners II LLC and SEIS.

Cost Center ___________________                 Acct: No._______________________

SCOPE/TASK DESCRIPTION:

SEIS REPRESENTATIVE
       Name__________________________           Phone No._______________________

TRANSNATIONAL PARTNERS II LLC STAFF MEMBER:
       Name                  Classification          Rate            Phone No.
       1.
       2.
       3.

PERFORMANCE PERIOD
       START DATE:                            END DATE:

TRAVEL AND EXPENSES:
All expenses are to be reimbursed in accordance with Schedule F - Travel Guidelines.

Estimated Expenditures
The estimated expenditures for this Work Authorization is $________________.

Agreed and Accepted:

For: Sempra Energy Information         For: Transnational Partners II LLC
     Solutions, LLC

Signature:                            Signature:
          -------------------------             -------------------------------

Name:                                 Name:     David Porecca
     ------------------------------

Title:                                President, Transnational Partners II, LLC
      -----------------------------

Date:                                 Date:
     ------------------------------        ------------------------------------

                    SEMPRA ENERGY INFORMATION SOLUTIONS, LLC

                                   SCHEDULE E

                                WEEKLY TIME CARD

                     for Time & Material Service Providers

                              (see Attachment E-2)
                     for Time & Material Service Providers

PERIOD                             COMPANY NAME     SEIS
                                                    --------------------------------------------------------------------------------
FROM:                    COMPANY REPRESENTATIVE     Clyde Parks
                                                    --------------------------------------------------------------------------------
10-OCT-98                            CONTRACTOR     Transnational Partners II, LLC.
                                                    --------------------------------------------------------------------------------

                                                    --------------------------------------------------------------------------------
THROUGH:                       CONSULTANT NAME:     David Porecca
                                                    --------------------------------------------------------------------------------
16-OCT-98          LOCATION SERVICES PERFORMED:     B of A building-San Diego, CA
                                                    --------------------------------------------------------------------------------
                                CONTRACT NUMBER     C 9812 29081
                                                    --------------------------------------------------------------------------------
                      WORK AUTHORIZATION NUMBER           1
                                                    --------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
     DESCRIPTION OF SERVICES PROVIDED      10-Oct-98   11-Oct-98   12-Oct-98   13-Oct-98   14-Oct-98   15-Oct-98   16-Oct-98   TOTAL
                                           -----------------------------------------------------------------------------------------
                                              SAT         SUN         MON         TUE         WED         THU         FRI
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   4                                             4
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       3         3
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                                                       8           4           8           8           5         33
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 0
------------------------------------------------------------------------------------------------------------------------------------
                                    Totals     0           0           8           8           8           8           8         40
------------------------------------------------------------------------------------------------------------------------------------

I CERTIFY THE FOREGOING TO BE CORRECT ACCOUNT OF THE TIME WORKED

     CONSULTANT                                             DATE
               ------------------------------------------       ----------------
     COMPANY REPRESENTATIVE:                                DATE
                            -----------------------------       ----------------

*THIS TIMECARD WITH CLIENT SIGNATURE MUST ACCOMPANY ALL INVOICES FOR SERVICES*

                    SEMPRA ENERGY INFORMATION SOLUTIONS, LLC

                                   SCHEDULE F

                                TRAVEL GUIDELINES

All travel-related reservations (hotel, air, car rental, etc.) shall be made through Sempra Energy American Express Travel Services office, if possible. All bills shall include an itemized listing supported by copies of the original bills, invoices, expense accounts and miscellaneous supporting data. If charged to SEIS, all travel either to San Diego or from San Diego to other locations shall be approved in advance by SEIS' Representative. Time for travel will not be reimbursed except for travel during normal business hours.

A.   AUTO MILEAGE
     Auto mileage will be reimbursed at $.325 per mile, or the current rate as specified by the Internal Revenue Service.

B.   Air Travel
     Air fares will be reimbursed based on the most direct route at coach class travel rates. Upgrading (coach to a higher class) of airline tickets will only be reimbursed when approved by the SEIS Project Manager, and only when the business schedule requires immediate travel and only higher class accommodations are available. Downgrading (exchange) of airline ticket where Contractor receives financial or personal gain is not permitted. If a trip is postponed, reservations should be canceled immediately. Contractor shall provide copies of passenger receipts to SEIS to receive reimbursement.

     Travel arrangements should be made as early as possible (preferably three
     (3) weeks) to take advantage of advance reservation rates.

C.   COMBINING BUSINESS TRAVEL WITH PERSONAL TRAVEL
     Contractor may combine personal travel with SEIS' business only if the personal travel does not increase the cost to SEIS. Arrangement for personal travel should be handled by Contractor. SEIS will not manage personal travel.

D.   AIR TRAVEL INSURANCE
     SEIS does not pay for air travel insurance.

E.   ACCOMMODATIONS
     SEIS will reimburse hotel room fees at the preferred corporate rate. SEIS may reimburse hotel room fees at the standard rate based on single room occupancy in cases where a corporate rate is not available.

F.   LAUNDRY
     Laundry and dry cleaning charges will only be paid if Contractor is on travel for SEIS for a period in excess of six (6) consecutive days.

G.   ENTERTAINMENT
     SEIS will not pay for the rental of premium channel movies, use of health club facilities or other forms of entertainment.

H.   AUTO RENTAL
     If required, SEIS will pay for reasonable car rental charges. Contractor is expected to request the rental of an economy car.

I.   MEALS
     Meals will be reimbursed on the actual cost up to a maximum of $50.00 per day of travel. Receipts are required for all meals. In order to be reimbursed, meal receipts (itemized if possible) in the form of receipts, credit card receipts, or cash register tape must be submitted. SEIS will not pay for alcoholic beverages. In lieu of itemizing meal expenses and submitting receipts, Contractor may claim the standard $31.00 per diem for the duration of the travel.

J.   TELEPHONE USAGE
     Contractor shall submit documentation regarding all telephone calls charged to SEIS. Documentation must include the name of the party being called and the purpose of the call. SEIS shall allow one business call upon arrival and one call prior to departure. SEIS will not pay for additional business calls unless directly related to the Contract. Personal telephone call are not reimbursable unless Contractor is on travel for SEIS for more than three consecutive days. In this case, the cost of a call shall not exceed $5.00 and one call is permitted every other day.

K.   GROUND TRANSPORTATION
     Public transportation should be used whenever possible; however, if necessary, rental car expenses, including gas actually purchased, will be reimbursed for authorized travel only. Cab fare (on a shared basis whenever possible) is reimbursable. Receipts shall be required to document all ground transportation charges.

     Contractor shall rent the lowest automobile classification appropriate for the size or purpose of the group using the vehicle.

               1-2 Travelers         Compact
                 3 Travelers         Medium/Intermediate
               4-5 Travelers         Full Size/Standard Equipment
                6+ Travelers         Van

     Contractor must fuel rental automobiles prior to turn-in as rental companies normally add a large service charge to fuel costs.

L.   PARKING
     SEIS does not reimburse its employees for parking expenses at any of its facilities; therefore, Contractor will not be reimbursed for such.

M.   TOLLS AND FEES

     Transportation-related toll and fees incurred while on SEIS business are reimbursable at actual cost.

N.   BAGGAGE HANDLING
     Baggage handling service fees are reimbursable at standard reasonable rates.

0.   OTHER BUSINESS EXPENSES
     Supplies, equipment rental, reprographics and facsimile expenses may be reimbursed when traveling on SEIS business. Such expenses shall be billed at cost.

P.   NON-ALLOWABLE EXPENSES
     SEIS will not provide any reimbursement for travel expenses for family members, personal items, charitable contributions, or for any other type of expense not listed above.


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